Exhibit 99.1

Ramaco Resources, Inc. Announces Completion of Temporary Conveying System at its Elk Creek Plant and Resumes Coal Shipments from Elk Creek

LEXINGTON, Ky., Dec. 4, 2018 (PRNEWSWIRE) -- Ramaco Resources, Inc. (NASDAQ:METC) (“Ramaco” or the “Company”) announced today that on November 30, 2018, the Company finished installation and commissioning of a temporary conveying system at its Elk Creek plant in West Virginia. The first temporary conveying system will allow the Company to bypass the now damaged raw coal storage silo, which has now been demolished, and allows for the immediate processing and shipping of coal, subject to rail availability, at an estimated 55% to 65% of the entire plant capacity, throughout December 2018.

The first temporary bypass system will provide the primary feed to the plant while the Company designs and fabricates permanent modifications to the two existing silos.

The Company is in the process of fabricating a second higher capacity permanent bypass system that is expected to provide a secondary conveyance system which will operate at approximately 80% of capacity with increased reliability compared to the temporary system. This second bypass system is expected to be completed in early January 2019, and at that time the temporary system will be decommissioned. This secondary conveyance system will remain on a permanent basis. The Company anticipates completion of the silo modifications late in the first quarter of 2019, at which time it expects to resume full normalized feed to the plant through the original conveyance system at 100% of capacity.

The Company declared force majeure on contracts for coal deliveries from Elk Creek on November 7, 2018. While it continues to operate under declarations of force majeure, the Company intends to notify its customers that it anticipates beginning shipments during the week of December 3, 2018.

The Company does not anticipate significant adverse financial impacts on 2019 coal sales from the silo failure and its immediate aftermath. The Company continues to operate and produce at its Elk Creek mines at planned levels. While the Elk Creek complex will build substantial coal inventories while continuing to recover from the silo failure, the Company anticipates that it has sufficient raw coal storage capacity to meet its inventory requirements.

The Company projects having sufficient liquidity to continue to operate its mines, implement the improvements to the conveyor systems at the Elk Creek plant, and fund its 2019 business plan.

Randall Atkins, Ramaco Resources' Executive Chairman stated, “We are delighted, that due to the ingenuity and hard work of our operating team at Elk Creek that we are in a position to begin processing and shipping coal again at Elk Creek. We look forward over the coming months to bring our processing capacity back to normal and to a strong 2019 both operationally and financially.”

Ramaco Resources is an operator and developer of high quality, low cost metallurgical coal in southern West Virginia, southwestern Virginia and southwestern Pennsylvania. For more information, visit www.ramacoresources.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, structural failures of our assets and the impact of any business interruptions resulting therefrom, unexpected delays in our current mine development activities or changes in operating conditions. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K. The risk factors and other factors noted in Ramaco’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

POINT OF CONTACT:
Brandy Pennington, Director of SEC and Financial Reporting
bnp@ramacocoal.com
859-244-7455